Exhibit 10.1

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

20__ RESTRICTED SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS

AWARD NOTICE

This RESTRICTED SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS AWARD NOTICE (this “Award Notice”) is effective on the __ day of __, 20__ and is made by Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”) to ___________________________ (the “Grantee”), a “Non-Employee Trustee” as defined in the Pennsylvania Real Estate Investment Trust Amended and Restated 2018 Equity Incentive Plan (the “Plan”). Any capitalized term used in this Award Notice that is not separately defined herein shall have the meaning set forth in the Plan.

WHEREAS, the Trust desires to award the Grantee Restricted Share Units, as well as dividend equivalent rights or “DERs” with respect to such Restricted Share Units subject to certain restrictions as hereinafter provided, in accordance with the provisions of the Plan;

WHEREAS, DERs awarded with respect to Restricted Share Units will be expressed as a dollar amount, which will be applied to “purchase” additional Restricted Share Units (on which DERs will also be awarded).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Award of RSUs.

(a) RSU Base Units. The Grantee is hereby awarded a number of “RSU Base Units” initially equal to ______ Restricted Share Units.

(b) DERs Included. Each RSU Base Unit will also include a DER. If the Trust pays a cash dividend on its Shares while the RSU Base Units are outstanding, the Grantee will be credited with a number of additional Restricted Share Units equal to (1) the product of (i) dollar amount of dividends paid on one actual Share on the applicable dividend payment date (the “Dividend Date”), multiplied by (ii) the Grantee’s outstanding RSU Base Units as of the Dividend Date, divided by (2) the Share Value. Any additional RSU Base Units credited in accordance with this paragraph will be subject to the same vesting, payment and other terms and conditions as the original RSU Base Units to which they relate. Such additional RSU Base Units will also include DERs, which will be applied in the same manner (thereby increasing the Grantee’s RSU Base Units on a cumulative basis).

(c) This grant is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time; provided, that no amendment may adversely affect the terms established by this Award Notice without the written consent of the Grantee.

2. Vesting.

(a) Vesting. The Grantee shall vest in the RSU Base Units on ___ __, 20__ (or if the Shares do not trade on that date, then as of the first trading date thereafter) (the “RSU Vesting Date”) provided that the Grantee is providing services to the Trust as a Non-Employee Trustee on the RSU Vesting Date. Notwithstanding the foregoing, the vesting of the RSU Base Units will fully accelerate, upon the termination of the Grantee’s service as a Non-Employee Trustee as a result of the death or Disability (as defined in the Plan) of the Grantee.

(b) Accelerated Vesting Upon Change in Control. All unvested Restricted Shares awarded to the Grantee shall become fully vested upon a Change in Control (as defined in the Plan) provided that the Grantee is providing services to the Trust as a Non-Employee Trustee immediately prior to the Change in Control.

3. Termination of Service. Except as the Board may otherwise provide in its discretion, upon termination of the Grantee’s service as a Non-Employee Trustee for any reason other than the Grantee’s death or Disability (as defined in the Plan), all unvested Base RSUs that are held by the Grantee at the time of such a termination of service shall be forfeited by the Grantee.

4. Settlement of Base RSUs. As soon as practicable after the RSU Vesting Date, the Trust shall transfer to the Grantee one Share for each Base RSU becoming vested on such date (the date of any such transfer shall be the “settlement date” for purposes of this Award). The Grantee shall have no rights as a shareholder with respect to the Base RSUs awarded hereunder prior to the date of issuance to the Grantee of a certificate or certificates for such shares. Notwithstanding the foregoing, the Committee, in its sole discretion, may elect to settle Base RSUs in cash based on the Fair Market Value of a Share on the RSU Vesting Date.

5. Share Delivery. Shares delivered pursuant to this Award Notice shall be registered in the Grantee’s name (or, if the Grantee so requests, in the name of the Grantee and the Grantee’s spouse, jointly with right of survivorship).

6. No Rights as a Shareholder. The Grantee shall not have any rights as a shareholder with respect to any Shares subject to the Base RSUs awarded under this Award Notice prior to the date of issuance to the Grantee of a certificate or certificates for such Shares.

7. Transferability. The Grantee may not, except by will or by the laws of descent and distribution, assign or transfer his or her Base RSUs or notional Shares. The Grantee may assign or transfer, in whole or in part, Shares delivered hereunder pursuant to the Plan, subject to any restrictions imposed by applicable law or the Trust’s insider trading policies.

8. Governing Law. This Award Notice shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania (without reference to the principles of the conflict of laws).

9. Controlling Documents. The terms and conditions of the Plan are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Award Notice.

10. Electronic Delivery of Documents. The Grantee hereby authorizes the Trust to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Trust’s Intranet site. Upon written request, the Trust will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Trust.

11. Code Section 409A. Base RSUs payable hereunder are intended to be exempt from Code Section 409A under the exemption for short-term deferrals. Accordingly, Base RSUs will be settled no later than the Short-Term Deferral Period (as defined in the Plan). Nonetheless, the Trust does not guarantee the tax treatment of this award or any amount payable to Grantee.

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IN WITNESS WHEREOF, the Trust has caused this Award Notice to be duly executed by its duly authorized officer on the date indicated below.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By
Joseph F. Coradino, CEO

Date

ACKNOWLEDGED and ACCEPTED:

[Name of Trustee]

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

BENEFICIARY DESIGNATION FORM

This Form is for your use under the Pennsylvania Real Estate Investment Trust Amended and Restated 2018 Equity Incentive Plan to name a beneficiary to whom any benefit under the Plan is to be paid in the event of your death. You should complete the Form, sign it, have it signed by the Trust, and date it.

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I designate the following as my beneficiary(ies) to receive any benefits payable under the 20     Restricted Share Unit and Dividend Equivalent Rights Award by reason of my death. I understand that if my designated beneficiary predeceases me, any benefits shall be paid to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by the Trust cancels all prior beneficiary designations previously filed by me under the Plan with respect to the 20     Award.

I hereby state that ____________________________ [insert name], residing at ____________________________________ ________________________________________________________________ [insert address], whose Social Security number is __________________, is designated as my beneficiary.

Signature of Grantee	Date

ACCEPTED:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By
[Name]

Date: